Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BECAUSE IT IS NOT MATERIAL AND OF A TYPE THAT PMGC HOLDINGS INC. TREATS AS PRIVATE OR CONFIDENTIAL. SUCH REDACTED PORTIONS ARE INDICATED WITH “[***].”

Second AMENDMENT

To

LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (“Second Amendment”) is entered and made effective as the date of last signature (the “Second Amendment Effective Date”), by and between:

(a)	Northstrive Biosciences Inc., f/k/a Elevai Biosciences, Inc. (a subsidiary of PMGC Holdings, Inc. f/k/a Elevai Labs, Inc., “PMGC”) with an office at 120 Newport Center Drive, Suite 250, Newport Beach, California 92660, U.S.A (“Northstrive”); and

(b)	MOA Life Plus Co., Ltd., a corporation duly organized and existing under Korean law, with its head office at A-7F U-Tower, 767, Sinsu-ro, Suji-gu, Yongin-si, Gyeonggi-do, 16827, Korea (hereinafter referred to as “MOA”).

WHEREAS, PMGC and MOA entered into that certain License Agreement dated April 30, 2024 (the “Original Agreement”);

WHEREAS, PMGC assigned the Original Agreement to Northstrive pursuant to that certain Assignment and Assumption Agreement dated February 28, 2025 (accordingly all references to Elevai set forth in this Second Amendment are understood to refer to Northstrive);

WHEREAS, Northstrive and MOA entered into that First Amendment to License Agreement in March 2025 under which the licensed “Field” was expanded to include uses in animal health (the “First Amendment”); and

WHEREAS, Northstrive and MOA now wish to further clarify and amend the Original Agreement as set forth in this Second Amendment, including to specify the application, and non-application, of definitions and provisions relating the expanded Field of animal health.

NOW THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	All capitalized terms used, but not otherwise defined, in this Second Amendment shall have the same meaning given to them in the Original Agreement. All references to “Agreement” in the Original Agreement and this Second Amendment are deemed to include the First Amendment and this Second Amendment.

2.	Each of Section 3.5 (License to MOA), Section 3.6 (Non-Compete), Section 4.3 (Milestones), Section 7.1 (Research Development Efforts), Section 7.2 (Development Plan), Section 7.3 (Records), Section 7.4 (Development Data), Section 8.2(a), and Section 9.3 (Commercialization Plan) of the Agreement are hereby amended to include a sentence providing:

Notwithstanding anything to the contrary herein, the obligations and requirements set forth in this Section shall not apply to the license rights granted under Section 3.1 as it relates to the Field of animal health set forth in Section 1.20(b) (“Animal Health Field”).

3.	Section 4.4.3 is hereby amended and restated in its entirety to state the following:

Notwithstanding anything to the contrary herein, and except for the First Amendment Consideration, Elevai’s only payment obligations to MOA for the license rights granted with respect to the Animal Health Field shall be: (a) with respect to Elevai’s directly-earned Net Sales in the Territory, only the royalty payments set forth in Section 4.2, and (b) with respect to amounts actually received from Sublicensees in connection with such Sublicensee’s sublicense rights to the Animal Health Field, to remit to MOA [***] of such amounts actually received by Elevai. Notwithstanding anything to the contrary, the obligations of Section 5.1 (Royalty Reports) and Section 6.1 (Payment Terms) shall accordingly, and solely with respect to the Animal Health Field, apply only to Elevai’s Net Sales in the Territory.

4.	This Second Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. In addition, signatures affixed and transmitted electronically will be effective in all respects and treated the same as original hand-written signatures placed on hard copies.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties have executed this Second Amendment and cause it to be effective as of the Second Amendment Effective Date.

NORTHSTRIVE BIOSCIENCES, INC.		MOA Life Plus Co., Ltd.

By:	/s/ Graydon Bensler	By:	/s/ S.H. Yoon
Print Name:	Graydon Bensler	Print Name:	S.H. Yoon
Title:	Chief Executive Officer	Title:	Chief Operating Officer
Date:	May 12, 2025	Date:	May 12, 2025